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                                                                    Exhibit 3.25
                                                                    (as amended)

                                   CERTIFICATE
                                       OF
                               LIMITED PARTNERSHIP
                                       OF
                       PLEXUS DEEPWATER TECHNOLOGIES, LTD.



         The undersigned, pursuant to Section 2.01 of the Texas Revised Limited Partnership Act, hereby executes the following Certificate of Limited Partnership.

         1. The name of the Partnership is Plexus Deepwater Technologies, Ltd.

         2. The address of the registered office for service of process of the Partnership is 800 Brazos, Suite 1100, Austin, TX 78701 and the name of the registered agent for service of process of the Partnership at such address is Capitol Corporate Services, Inc..

         3. The address of the principal office where records of the Partnership are to be kept or made available is 1330 Post Oak Blvd., Suite 2700, Houston, Texas 77056.

         4. The name of the General Partner of the Partnership is Grant Prideco Holding, LLC. The street and mailing address of the general partner is as follows:

                  Grant Prideco Holding, L.L.C.
                  1330 Post Oak Blvd.
                  Suite 2700
                  Houston, Texas 77056
                  Attention:  President

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of this 31st day of October, 2001.

                                            GENERAL PARTNER:
                                            Grant Prideco Holding, LLC


                                            By:
                                               -----------------------------